UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 29, 2023
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.	78401
(U.S. corporate headquarters)	(Zip Code)

1830 – 1188 West Georgia Street Vancouver, British Columbia, Canada	V6E 4A2
(Canadian corporate headquarters)	(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
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Item 7.01         Regulation FD Disclosure

On September 29, 2023, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release announcing, in accordance with NYSE American requirements, the filing of the Company’s annual report on Form 10-K for the fiscal year ended July 31, 2023 with the U.S. Securities and Exchange Commission (the “SEC”). This Form 10-K filing, which includes the Company’s audited consolidated financial statements, related notes thereto and management’s discussion and analysis, is available for viewing on the SEC’s website at http://www.sec.gov/edgar.shtml or on the Company's website at www.uraniumenergy.com.

Highlights of Fiscal 2023 and balance sheet update as of September 28, 2023:

●
Recorded revenue of $163.95 million from spot market sales of 3,150,000 pounds of uranium inventory realizing a gross profit of $49.60 million for the fiscal year ended July 31, 2023. Fiscal 2023 weighted average sales price was $52.05 per pound U3O8 versus an average spot price of approximately $51.24 per pound over the period. Proceeds from realized gains materially reduced capital requirements for accretive acquisitions.

●	Completed $340.0 million in acquisitions to create the largest diversified North American focused portfolio.

●
UEC’s attributable resources now total 226.2 million pounds U3O8 in the Measured and Indicated Categories and 102.7 million pounds U3O8 in the Inferred category across all its projects(*), cementing UEC’s status as one of the largest and diversified North American focused uranium companies.

●	Proudly supplied uranium to the United States Department of Energy to establish the Strategic Uranium Reserve with the sale of 300,000 pounds of U3O8 for $17.85 million.

●
Established UEC as one of the largest resource and land holders in Canada’s Athabasca Basin with the successful acquisitions of UEX Corp., the world-class Roughrider Uranium Project and a portfolio of exploration projects from Rio Tinto.

●
Completed preparations required to resume extraction/production at our recently acquired Christensen Ranch ISR Project and advanced our Wyoming hub and spoke operations. Key infrastructure, including wellfields and a satellite ion exchange plant, has been refurbished and upgraded to facilitate a fast restart of operations.

●
Physical portfolio of North American warehoused uranium as of September 28, 2023 consists of 1.5 million pounds of U3O8 remaining to be received by UEC at an average cost of $48.09 per pound of U3O8 with various delivery dates through December 2025. Current inventory as of September 28, 2023 stands at 466,000 pounds at an average cost of $34.17 per pound of U3O8.

●
Completed and filed the largest S-K 1300 uranium resources technical report summary in the United States combining UEC’s Wyoming holdings for 66.2 million pounds of U3O8 Measured and Indicated and 15.1 million pounds of U3O8 in the Inferred category(*).

●
Completed and filed our inaugural sustainability report continuing the Company’s commitment to the environment, its people, the communities we work in and the Company’s high corporate governance standards.

●	Increased Hobson Processing Facility licensed capacity four-fold as the largest uranium plant in Texas.

●
$192.3 million of cash and liquid assets, with no debt, and comprised of $57.6 million in cash, $100.4 million in equity holdings and $34.3 million in physical uranium inventories based on the U3O8 spot price per pound of $73.50 (source: UxC CVD) as of September 28, 2023.

Amir Adnani, CEO and President stated: “Fiscal 2023 proved to be a year of significant achievements in executing on our strategy and building the premier North American focused uranium company. We continued to make accretive acquisitions and advance our projects with resource expansions and extraction/production restart programs. Our strategy is aimed at a robust uranium supply from the stable and secure jurisdictions of the U.S. and Canada, with near term U.S. ISR production and a pipeline of high-grade Canadian projects with exceptional growth potential.”

“UEC remains 100% un-hedged, at a time when the need for new production is becoming acute in the global market and particularly for Western utilities seeking supply assurance. Our balance sheet is debt free with $192.3 million in cash and liquid assets, providing the financial strength to advance projects towards production and support further accretive acquisitions.”

“Completing the acquisitions of the Rio Tinto Roughrider project, combined with our UEX Corp. purchase, creates a strong regional resource base for us in the Athabasca Basin with attractive synergies. These projects are key to our development pipeline of high-grade projects in Canada, and we will continue to advance them with drilling and production planning.”

“In South Texas and Wyoming, we completed programs to accelerate the production-readied timeline that will enable a shorter lead-time to restart ISR production from our hub and spoke platforms. Additional drilling was completed in Wyoming and is expected to result in an expansion of current resources as part of the restart program. In South Texas, we established the second production area at Burke Hollow and carried out delineation drilling at the past producing Palangana ISR Project in preparation for its restart.”

“There has been a step-change across the globe with an increasing number of countries adopting plans and programs to restart, extend the life of and or build new nuclear plants in the quest for clean, safe, highly reliable and cost effective electricity that nuclear power provides. This drive for global clean-energy, along with uranium supply and demand fundamentals, has translated into a rebalancing of the uranium market, transforming it from an inventory burdened to a production driven market. Recent spot price movements have begun to reflect that. Geopolitical situations in Russia and Niger have further accelerated the transition for Western utilities looking for secure uranium supply. These factors underpin our belief that we are in the early innings of a protracted growth stage for nuclear energy, uranium production and our Company.”

Note:

(1) The noted Measured, Indicated and Inferred resources are the combined totals from the Company’s Regulation S-K 1300 Technical Report Summaries that are available on the Company’s website and filed on EDGAR for each of the following projects:

(a) The Roughrider Uranium Project, Saskatchewan, Canada, effective date April 25, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923011966/ex_510257.htm);

(b) Texas Hub and Spoke ISR Project, TX, USA, dated March 9, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923009111/ex_495573.htm);

(c) Wyoming ISR Hub and Spoke Project, WY, USA, dated March 9, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923009111/ex_495574.htm);

(d) Shea Creek Project, Saskatchewan, effective date October 31, 2022 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923000881/ex_462410.htm);

(e) Horseshoe-Raven Project, Saskatchewan, effective date October 31, 2022 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923001598/ex_465792.htm);

(f) Anderson Uranium Project Initial Assessment, Yavapai County, Arizona, USA, dated March 9, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923009111/ex_495571.htm);

(g) Workman Creek Project, Gila County, Arizona, USA, effective date February 14, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923006474/ex_487471.htm); and

(h) Yuty Uranium Project Initial Assessment, Paraguay, SA, dated March 9, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923009111/ex_495572.htm).

The technical information in the news release had been reviewed and approved by Chris Hamel, P.Geo., Vice President Exploration, Canada, for the Company, being a Qualified Person as defined by Regulation S-K 1300.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01         Financial Statements and Exhibits

(d)                  Exhibits

Exhibit	Description
99.1	News Release dated September 29, 2023.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: September 29, 2023.	By:	/s/ Pat Obara
Pat Obara, Secretary and Chief Financial Officer
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